Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 10, 2016

Presidio Partners 2007 GP, LLC

By:	/s/ David J. Collier
David J. Collier, Manager

Presidio Partners 2007 GP, L.P.

By:	Presidio Partners 2007 GP, LLC
Its:	General Partner

By:	/s/ David J. Collier
David J. Collier, Manager

Presidio Partners 2007, L.P.

By:	Presidio Partners 2007 GP, L.P.
Its:	General Partner

By:	Presidio Partners 2007 GP, LLC
Its:	General Partner

By:	/s/ David J. Collier
David J. Collier, Manager

Presidio Partners 2007 (Parallel), L.P.

By:	Presidio Partners 2007 GP, L.P.
Its:	General Partner

By:	Presidio Partners 2007 GP, LLC
Its:	General Partner

By:	/s/ David J. Collier
David J. Collier, Manager

/s/ David J. Collier
David J. Collier

/s/ James F. Watson
James F. Watson

/s/ Faysal A. Sohail
Faysal A. Sohail

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